Exhibit 99.1

News Release

Investor Contact:    Frank Esposito
Investor Relations
(216) 682-7003

European Commission Conditionally Approves Proposed Acquisition of
OMNOVA Solutions Inc.
BEACHWOOD, OHIO, January 15, 2020 - OMNOVA Solutions Inc. (NYSE: OMN) announced today that its proposed acquisition by Synthomer plc has been approved by the European Commission, subject to Synthomer’s divestiture of its small Germany-based vinyl pyridine latex business. Synthomer has received expressions of interest from a number of potential buyers.
Synthomer expects to receive the remaining regulatory approval for the acquisition from Turkey in early February. OMNOVA continues to expect the acquisition to be completed in early 2020.
About OMNOVA
OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended August 30, 2019 were approximately $758 million. The Company has a global workforce of approximately 1,900. Visit OMNOVA Solutions on the internet at www.omnova.com.
About Synthomer
Synthomer is a top-five global supplier of emulsion and specialty polymers, producing innovative formulations to support customers in a range of industries, from construction through paints and coatings to healthcare. With headquarters in London, the Group operates 25 production sites, four global R&D centers and has sales in all geographies. Synthomer has a strong track record of organic growth and progress has been further underpinned by three bolt-on acquisitions since 2016. The Group has approximately 2,900 employees and reported FY 2018 revenues of £1.6 billion ($2.1 billion USD). www.synthomer.com
Cautionary Note Regarding Forward-Looking Statements
Forward-looking statements within this press release are made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements made concerning the Synthomer’s acquisition of OMNOVA. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to OMNOVA’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of OMNOVA. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require OMNOVA to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from OMNOVA’s ongoing business operations; (iv) the effect of the announcement of the proposed merger on OMNOVA’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed merger, including, without limitation, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations, or restrictions placed on these approvals) and the risk that one or more governmental authorities may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.